 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

 Item 8.01        Other Events.

On April 9, 2020, ADOMANI, Inc. issued a press release announcing that its 2020 Annual Meeting, which is scheduled to be held on Wednesday, May 6, 2020, at 10:00 a.m., Pacific Time, will now occur in a virtual meeting format only, via live webcast, instead of an in-person meeting as originally planned. ADOMANI changed the format of the meeting  in response to current public health guidance regarding the ongoing coronavirus (COVID-19) pandemic and for the safety of participants, as well as their families and communities. A copy of the press release announcing the change is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of ADOMANI, Inc., dated April 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: April 24, 2020	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer